UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 23, 2014

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01 Other Events

Amendment to Settlement Agreement

On September 23, 2014, San Diego Gas & Electric Company (SDG&E), Southern California Edison Company (SoCalEdison), The Utility Reform Network, the California Public Utilities Commission’s (CPUC) Office of Ratepayer Advocates, Friends of the Earth and the Coalition of California Utility Employees (collectively, the Settling Parties) executed an Amendment to the SONGS OII Settlement Agreement (Settlement Amendment) and the SONGS OII Amended and Restated Settlement Agreement (SONGS OII Amended Settlement Agreement), which incorporates the terms of the Settlement Amendment, in the San Onofre Nuclear Generating Station (SONGS) Units 2 and 3 Order Instituting Investigation proceeding (SONGS OII). The SONGS OII Amended Settlement Agreement reflects changes to adopt all the modifications and clarifications requested in the CPUC Assigned Commissioner and Administrative Law Judges’ Ruling (ACR) that was issued on September 5, 2014. The following summary of changes in the SONGS OII Amended Settlement Agreement is qualified in its entirety by reference to the complete text of the SONGS OII Amended Settlement Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The substantive changes reflected in the SONGS OII Amended Settlement Agreement, which amends and restates the proposed Settlement Agreement for the SONGS OII executed by the Settling Parties on March 27, 2014 (Proposed Settlement Agreement), are summarized as they relate to SDG&E as follows:

•

Any recoveries received by SDG&E, net of legal costs incurred in pursuit of such recoveries, from Mitsubishi Heavy Industries, Ltd. and related companies (collectively MHI), which were the designers and suppliers of the SONGS Units 2 and 3 replacement steam generators, will be allocated 50 percent to ratepayers and 50 percent to SDG&E. Under the Proposed Settlement Agreement, any recoveries received by SDG&E, net of legal costs incurred in pursuit of such recoveries, were to be allocated as follows:

o

85 percent of the first $25 million to SDG&E, and 15 percent to ratepayers;

o

66.67 percent of the next $200 million to SDG&E, and 33.33 percent to ratepayers; and

o

25 percent of any additional recoveries to SDG&E, and 75 percent to ratepayers.

•

Any recoveries received by SDG&E, net of legal costs incurred in pursuit of such recoveries, from the accidental outage policy issued by the Nuclear Energy Insurance Limited (NEIL) will be allocated 95 percent to ratepayers and 5 percent to SDG&E. Under the Proposed Settlement Agreement, any recoveries received by SDG&E from any of the NEIL policies, net of legal costs incurred in pursuit of such recoveries, were to be allocated 82.5 percent to ratepayers and 17.5 percent to SDG&E. The allocation between ratepayers and SDG&E for any of the NEIL policies other than the accidental outage policy remains unchanged from what was included in the Proposed Settlement Agreement.

•

SDG&E agrees to work with the University of California (UC) Institute (or other existing UC entity, on one or more campuses, engaged in energy technology development) to create a Research, Development and Demonstration (RD&D) program, whose goal would be to deploy new technologies, methodologies, and/or design modifications to reduce greenhouse gas (GHG) emissions, particularly at current and future generating plants, with a 5-year funding commitment of up to $1 million per year. The term is a new addition, added at the request of the CPUC; it had not been included in the Proposed Settlement Agreement.

•

The CPUC will have additional oversight authority to:

o

review documentation of any final resolution of claims against MHI and NEIL and the litigation costs netted from the amount received to ensure that ratepayer credits are accurately calculated; and

o

review the litigation costs incurred in pursuing claims against MHI and NEIL to ensure such costs are not exorbitant in relation to the amount recovered.

•

SDG&E’s Energy Resource Recovery Account balance will be subject to the normal CPUC compliance reviews.

•

The date by which any member of the Settling Party may terminate the SONGS OII Amended Settlement Agreement is December 23, 2014, superseding the termination date of October 3, 2014 that was agreed to in the Proposed Settlement Agreement.

•

The SONGS OII Amended Settlement Agreement constitutes a complete resolution of the SONGS OII and will have the same effect as set forth by the CPUC’s rules concerning proceedings resolved through settlement agreements.

Accounting and Financial Impacts

As a result of the CPUC’s issuance of the ACR and the execution of the SONGS OII Amended Settlement Agreement by the Settling Parties, SDG&E has now concluded the most likely outcome of the SONGS OII proceeding is CPUC approval of the SONGS OII Amended Settlement Agreement, although such outcome is not certain. As a result, SDG&E expects to record an increase in the after-tax charge for the early closure of SONGS of approximately $3 million in the third quarter of 2014.

Assuming that the SONGS OII Amended Settlement Agreement is approved by the CPUC, SDG&E does not expect the implementation of the SONGS OII Amended Settlement Agreement to have a material impact on future results of operations or financial condition, except for the amount and timing of any potential future recoveries from third parties, which SDG&E cannot estimate at this time.

Procedure

CPUC rules do not provide for any fixed time period for the CPUC to act on the SONGS OII Amended Settlement Agreement, although the Settling Parties have requested that the CPUC promptly approve the SONGS OII Amended Settlement Agreement. Pursuant to the CPUC’s rules, no settlement becomes binding unless the CPUC approves the settlement based on a finding that it is reasonable in light of the whole record, consistent with law, and in the public interest.

Accordingly, there can be no assurance regarding the timing of any CPUC decision or that the CPUC will approve the SONGS OII Amended Settlement Agreement or refrain from making changes to it that are not acceptable to all the Settling Parties. Thus, there can be no assurance that the OII proceeding will provide for recoveries as currently estimated by SDG&E in accordance with the SONGS OII Amended Settlement Agreement, including the recovery of costs recorded as a regulatory asset, or that the CPUC will not order refunds to customers above those contemplated by the SONGS OII Amended Settlement Agreement. Therefore, the amount of the regulatory asset related to the SONGS plant closure is subject to further change based upon future developments and the application of SDG&E’s judgment to those events.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “may,” “potential,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include:

▪

local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

▪

actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, U.S. Environmental Protection Agency, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate;

▪

capital markets conditions, including the availability of credit and the liquidity of our investments;

▪

the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects;

▪

delays in the timing of costs incurred and the timing of the regulatory agency authorization to recover such costs in rates from customers;

▪

inflation, interest and exchange rates;

▪

the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our California Utilities’ cost of capital;

▪

energy markets, including the timing and extent of changes and volatility in commodity prices;

▪

the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station;

▪

weather conditions, natural disasters, catastrophic accidents, and conservation efforts;

▪

risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight;

▪

risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest;

▪

wars, terrorist attacks that threaten system operations and critical infrastructure, and cybersecurity threats to the energy grid and the confidentiality of our proprietary information and the personal information of our customers;

▪

business, regulatory, environmental and legal decisions and requirements;

▪

expropriation of assets by foreign governments and title and other property disputes;

▪

the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

▪

the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system;

▪

the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors;

▪

the resolution of litigation; and

▪

other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and other reports that we file with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits

99.1   SONGS OII Amended and Restated Settlement Agreement dated September 23, 2014 between Southern California Edison Company, San Diego Gas & Electric Company, the Office of Ratepayer Advocates, The Utility Reform Network, Friends of the Earth, and the Coalition of California Utility Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: September 24, 2014	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: September 24, 2014	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer